An Offering Statement pursuant to Regulation A of the Securities Act of 1933 relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offer to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor are there any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two (2) business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

DATED: August 25, 2020

LEGACYHUB HOSPITALITY FUND I, INC.

(“The Company”)

Sponsored by

LegacyHub Realty Corp.

539 W. Commerce St #2385

Dallas, TX 75208

3616885217

https://www.legacyhub.fund/

Minimum Offering: $1,000,000 in Shares of Class B Common Stock
Maximum Offering: $50,000,000 in Shares of Class B Common Stock

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Company is a newly organized Delaware Corporation that is formed to pool capital, invest, and manage a diversified portfolio of hospitality real estate assets (“assets,” “properties”) within the United States.  We expect to use substantially all the net proceeds from this offering to originate, acquire, and structure hospitality commercial real estate investments.

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The Company is offering a maximum of five million (5,000,000) of our Class B non-voting common stock (“Shares” or “common shares”), par value $0.00001 per share at a price of $10.00 NAV per share with a minimum investment of $2,500 for individuals and $25,000 for an entity. Funds will only be made immediately available to the Company once the Company raises a minimum of $1,000,000 (the “Minimum Offering”) The offering will terminate at the earlier of:

(1)the date at which the maximum offering amount has been sold; or

(2)the date at which the offering is earlier terminated by the Company in its sole discretion.

The Company may undertake one more closing on a rolling basis. No commissions will be paid for the sale of the shares offered by the Company.

Subscription amounts must be received in United States Dollars (USD), by United States residents in possession of a social security number (SSN) and the United States entities in possession of a Federal EIN, and shall be held in escrow by Kingdom Trust, (“our escrow agent”), until the applicable closing.

The Company will be externally managed by LegacyHub Partners, LLC. (the “Manager”), which is a prospective investment adviser registered with the Securities and Exchange Commission (the “SEC”), and a wholly owned subsidiary of LegacyHub Realty Corp (the “Sponsor”). Our Sponsor owns and operates an online investment platform, www.legacyhub.fund (the “Legacyhub Platform”), that allows investors to become equity or debt holders in commercial real estate properties that may have been historically difficult to access for some investors. With Legacyhub Platform, investors can browse real estate investments, view details of an investment, have access to their investment dashboard, and sign legal documents online. We intend to distribute our shares principally through the Legacyhub Platform.

Class B Shares	Price to Investors	Sellers' Commissions	Proceeds to the Company
Per Share (1)	$10.00	$-	$10.00
Minimum Dollar Amount	$1,000,000.00(2)	$-	$100,000.00
Maximum Dollar Amount	$50,000,000.00(3)	$-	$50,000,000.00

The Company is offering these shares on a self-underwritten, best efforts basis and does not intend to use commissioned sales agents or underwriters. As a result, there is no pressure to sell any minimum number of shares.

1.The price per share shown was arbitrarily determined by our Manager and will apply until July 30, 2021. Thereafter, our price per share will be adjusted every fiscal quarter and will be based the maximum between our NAV as of the end of the prior fiscal quarter and $10.

2.We will not start operations or draw down on investors’ funds and admit investors as shareholders until we have raised at least $1,000,000 in this offering. Until the minimum threshold is met, investors’ funds will be revocable and will remain within the escrow agent account (the “Subscription Escrow Account”). The company has engaged Kingdom Trust, LLC as an escrow agent (the “Escrow Agent”) to hold funds tendered by investors, and assuming we raise the Minimum Amount, we may hold a series of closings at which we receive the funds from the escrow agent and issue the units to investors. . If we do not raise $1,000,000 within 18 months, we will cancel the offering and release all investors from their commitments.  See “How to Subscribe”.

3.Does not include expenses of the offering, including, but not limited to, costs of blue sky compliance or costs of posting offering information on the fund portal, https://legacyhub.fund, marketing expenses and legal and accounting fees, which offering expenses are estimated to be $1,600,000 if this offering is fully subscribed. See “Plan of Distribution”.

As of the date of this Offering, there is no existing public market for our shares. Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we intend to adopt a Redemption

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Plan designed to provide our investors with limited liquidity on an ongoing basis for their investment in our shares. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The Company has been formed primarily to acquire hospitality real estate assets (i.e. Franchise hotels) throughout the United States. Our independent auditors included an explanatory paragraph in the report on our 2020 financial statements related to the uncertainty in our ability to continue as a going concern.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups (“JOBS”) Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recent fiscal year.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors”

Some of our Risk Factors include:

•We are an emerging growth company with a limited operating history.

•Subscribers will have limited control in our company with no voting rights. Our Manager will manage our day to day operations of the Company under the supervision of The Board of Directors.

•We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.

•We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

•Our offering price is arbitrary and does not reflect the book value of our Class B common stock.

•Investments in real estate and real estate-related assets are speculative and we will be highly dependent on the performance of our manager and the real estate market.

The Company does not currently own any assets.

•Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the Offering.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO COMPANY MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF YOU ARE A NON-ACCREDITED INVESTOR AND THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

Subject to completion, dated August 25, 2020

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

This Offeirng is a Regulation A Tier 2 offering, pursuant to Regulation A+ of the Securities Exchange Act of 1933. Common shares that are being offered will be availablt to any “qualified purchasers” (as defined later in this page, according to Regulation A under the Securities Act). This type of Offering will be exempt from local state law (or “Blue Sky”) review hence, we are not required to register with each local state. However, this Offering is still subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include:

(i)“accredited investors” under Rule 501(a) of Regulation D and

(ii)all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, our common shares are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See section 2(15)(ii) of the Securities Act of 1933 for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under section 2(15)(ii) of the Securities Act of 1933. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Offering Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Company’s Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology. You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•overall strength and stability of general economic conditions and of the real estate industry more specifically;

•changes in the competitive environment, including new entrants;

•our ability to generate consistent revenues;

•our ability to effectively execute our business plan;

•changes in laws or regulations governing our business and operations;

•our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to our company;

•costs and risks associated with litigation;

•changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

•other risks described from time to time in periodic and current reports that we file with the Commission.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this Offering Circular, including in the sections of entitled “Risk Factors” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our Management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to the company including but not limited to the fact that we have limited operating history and have limited number of Management and other staff. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Offering Circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements.

This Offering Circular contains estimates and statistical data that we obtained from industry publications and reports. These publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information, and you are cautioned not to give undue weight to such estimates. Although we believe the publications are reliable, we have not independently verified their data.

In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

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You should read this Offering Circular and the documents that we reference and have filed as exhibits to the offering statement of which this Offering Circular is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

Should one or more of the risks or uncertainties described in this Offering Circular occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this Offering Circular are expressly qualified in their entirety by this cautionary statement.

This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Offering.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an emerging growth company. Under the ’34 Act, an emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place. As an emerging growth company, we:

•Will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley 2002;

•Will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•Will not be required to obtain a non-binding advisory vote from our security holders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on-frequency” and “say-on-golden-parachute” votes);

•Will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•May present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•Will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attention on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

We will lose our status as an emerging growth company in the following circumstances:

•The end of the fiscal year in which our annual revenues exceed $1 billion.

•The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

•The date on which we qualify as a large accelerated filer.

OFFERING SUMMARY

The summary highlights information contained elsewhere and does not contain all the information that you should consider in making your investment decision. Before investing in our shares, you should carefully read this entire Offering Circular, including our financial statements and related notes. You should consider, among other information, the matters described under Risk Factors, Our Business, Analysis of Financial Condition, and Plan of Operations. Except as otherwise required by the context, references in this Circular Offering to “we,” “our,” “us,” “the Company,” and “LegacyHub” refer to LegacyHub Hospitality Fund I, Inc.

We were formed on June 1, 2020, and have not yet commenced operations. We are not a blank check company and do not consider ourselves to be a blank check company as we:

•Have a specific business plan. We have provided our business strategy and investment criteria that will guide our activities in this circular.

•Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

We are offering up to five million (5,000,000) Class B shares at $10.00 per share with a minimum investment amount of $2,500 for individual or $25,000 for an entity. The Company intends to raise a Minimum Offering of $1,000,000. We expect to substantially use the majority of the net proceeds from this offering to originate, acquire, and structure hospitality commercial real estate investments.

Rights and Preferences of the Shares

The shareholders will be entitled to receive pro rata dividends, if any, declared by our Manager out of available cash flow of the Company operations. Upon our liquidation, dissolution or winding-up, the shareholders are entitled to share pro rata in all assets that are legally available for distribution. Unlike holders of our Class A common shares, holders of Class B Common shareholders have no voting rights. See “Securities Being Offered.” As of the date of this Offering Circular, LegacyHub Capital LLC, a wholly-owned Texas LLC of our Sponsor, owns 100% of our issued and outstanding common class A Shares. While Class B is a non-voting share, class A is a voting share. Apart from voting right, all the classes have the same right and preferences.

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Company’s Going Concern

We are not sure if we will be able to succeed as a business without additional financing. We are a newly formed company with no assets & liabilities, nor costs & expenses because our Sponsor has agreed to incur all the cost prior to this filling. See “audited financial statement.” Our ability to continue as a going concern for the next twelve (12) months is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations and/or to obtain additional capital financing from our investors and/or third parties. No assurance can be given that we will be successful in these efforts. These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time. See “Risk Factors.”

Since our inception through August 3, 2020, we have not generated any revenues and have incurred a net loss of $0. We anticipate the commencement of generating revenues in the next twelve months. Our Sponsor has agreed to incur our organization cost pending the official filing with the SEC and will be reimbursed for any cost incur after this filing is deemed qualified by the SEC. The capital raised in this offering has been budgeted to asset acquisition-related costs. We will continually pay a fee to our Sponsor for using its platform www.Legacyhub.fund and reimburse it for the marketing and sales activities associated with our activities. See “Management Compensation.”

We intend to use the majority of the proceeds from this Offering for the acquisition of hospitality real estate assets. However, closing and other acquisition-related costs such as title insurance, professional fees, and taxes will likely require cash. Based on these factors, it is difficult to quantify any of the expenses as they will all depend on the size of the deal, price, procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail the expenses.

We intend on engaging in the following activities:

1.Purchase commercial hospitality properties that have the potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgages, operating expenses, taxes, insurance), and maintenance reserves are paid. In order to determine if a property is “cash flow positive” our Manager will review the total gross night stayed, food & beverage income, or receipts from merchandise sales and subtract all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is positive, the Company will deem the property “cash flow positive.” Depending on how positive the cash flow is will determine whether the Management will purchase the property or not on behalf of the Company.

2.Invest in any opportunity our Manager sees fit within the confines of the market, marketplace, and economy so long as those investments are commercial real estate related and within the investment objectives of the Company. It is expected that the Company will use the majority of the proceeds in this Offering to purchase hospitality properties.

This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.

As of the date of this Offering, we have one(1) director on the Board of Directors who we anticipate will be devoting 50% of their working hours to the Company going forward. Mr. Akinyemi Akintoye, our Chief Executive Officer, will be in charge of operations until such time we are able to hire other personnel. If we are sufficiently financed, the Directors of the Company intend to devote approximately 100% of their working hours to the Company, which we believe to be approximately 60/70 hours per week but maybe less. Investors should realize that following this Offering; we might use our cash flow to cover the costs associated with our plans of operation else we might be required to raise additional capital to cover such ongoing costs.

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Our Manager

Legacyhub Partners, LLC, our Manager, manages our day-to-day operations. Our Manager is a prospective Registered Investment Adviser (RIA) with the SEC and a wholly-owned subsidiary of our Sponsor. A team of real estate and debt finance professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing, and disposition of our investments, subject to the limitations in our By-Laws. Our Manager will also provide asset management, marketing, investor relations, and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

Market Opportunities

We believe that the near and intermediate-term market for investment in commercial real estate investments and other real estate-related assets is compelling from a risk-return perspective. Given the prospect of low growth for the economy pre-COVID-19, we favor a strategy weighted toward targeting the hospitality market segment, which maximizes current income with significant exit strategies both in the short and long run. Regarding the hospitality real estate mid-tier market segment, our research has shown that most of the asset owner took a hands-off approach to managing those assets depressing the risk-return overtime. As COVID-19 keeps tourists and travelers away during the pandemic, this market segment was able to minimize its losses as compared to other market tiers. We believe that our investment strategy, combined with the experience and expertise of our Manager's management team, will provide opportunities to originate investments with attractive current and accrued returns and strong structural features, thereby taking advantage of changing market conditions to seek the best risk-return dynamic for our shareholders. Our Manager's typical property profile for hospitality target acquisition are as follows; however, the investment criteria may vary from time to time:

Asset	Mid Tier (Upper Midscale and Midscale) franchise hotel assets
Location	Located within a 25-mile radius of Central Business District (CDB) in the United States
Strategy	Acquired properties offer opportunities to increase occupancy rate and Operating Margin as well as the potential to implement customized operation improvements delivering increase customer experience.
Year Built / Renovated	2 - 25 years old
Numbers of Rooms	60 - 140 rooms
Purchase Price	$2M -- $20M
Equity Required	20% -- 40%
Debt Assumption

Debt will be from The United States Department of Housing and Urban Development program (HUD), Bridge, and Mortgage lenders, including the Federal National Mortgage Association and Credit Union, for example.

Property Improvement Plan (PIP) requirement	Less than 10% of the purchase price within the first two(2) years after the acquisition
Projected Hold Time	Properties will be acquired, operated and held 5-15 years

The above chart represents our intended asset target acquisition characteristics. Actual acquisitions may vary depending on market opportunities.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase our common shares.

Q: What is Legacyhub Hospitality Fund I, Inc?

A: Legacyhub Hospitality Fund I, Inc. is a newly organized Delaware Corporation company formed to pool resources, invest in, and manage a diversified portfolio of hospitality real estate investments.

Q: Why should I invest in commercial real estate investments?

A: Our goal is to provide a professionally managed, diversified portfolio of high-quality hospitality real estate assets to investors who generally have had very limited access to such investments in the past.  Allocating some portion of your portfolio to a direct investment in high-quality commercial real estate assets may provide you with:

•a reasonably predictable and stable level of current income from the investment;

•diversification of your portfolio, by investing in an asset class that historically has not been correlated with the stock market generally; and

•The opportunity for capital appreciation.

Q: Why should I invest in Hospitality real estate assets?

A: Over time, hospitality assets have provided the highest return within commercial real estate, while the corresponding associated risk can be reduced through institutional management team sound financial risk management.

Q: What are Class B Common Shares?

A: Class B shares are non-voting shares of our company. Except as required by law, the holders of shares of Class B shall not be entitled to vote upon matters submitted to a vote of the stockholders of the Corporation. Apart from the above, Class B shareholders are entitled to the same benefits as all other classes authorized by the Company.

Q: What kind of offering is this?

A: We are offering through Legacyhub Realty Corp’s online investment platform www.Legacyhub.com, (or the “Legacyhub Platform”), a maximum of $50,000,000 in our common shares to the public at $10.00 per share. Also, our Sponsor has committed to purchase an aggregate of 10,000 Class B common shares from us at $10.00 per share within 90 days after the date this offering statement is declared “qualified” by the SEC. This Offering will be offered on a “self-underwritten, best efforts” basis meaning we will not hire a third party (e.g. investment bank, broker-dealer) to sell our shares. As a result, we can eliminate costs and there is no pressure on selling a minimum number of shares.

Q: Would you qualify as a REIT (Real Estate Investment Trust)?

A: Because of the types of real estate assets we plan to acquire, together with our go-to-market business model, we will not be able to qualify as a REIT. We strongly believe that flexibility as a non-REIT entity will provide us the opportunity to actively take advantage of market dynamics since we do not have to pass the shareholder, income, and distribution tests every quarter to qualify as a REIT.

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Q: How is an investment in your class B shares different from investing in shares of a listed REIT?

A: The fundamental difference between our common shares and a listed REIT is the daily liquidity available with a listed REIT.  Although we have adopted a redemption plan that generally allows investors to redeem shares on a quarterly basis, for investors with a short-term investment horizon, a listed REIT may be a better alternative than investing in our common shares. Additionally, listed REITs are subject to more demanding public disclosure and corporate governance requirements than we will be subject to. While we are subject to the scaled reporting requirements of Regulation A, such periodic reports are substantially less than what would be required for a listed REIT

Q: Who will choose which investments you make?

A: Our Manager will make all our investment decisions. We are externally managed by Legacyhub Partners, LLC, (“our Manager,”) an investment adviser registered with the SEC.

Q: What is the purchase price for your common shares?

A: Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our shares until July 30, 2021.  Thereafter, the per-share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year will be equal to the maximum between $10 and our NAV price as of the close of business on the last business day of the prior fiscal quarter. Our website, www.legacyhub.fund, in the secure and logged in section of the subscriber dashboard will identify the current NAV per share. If a material event occurs in between quarterly updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable. We will update the NAV information provided on our website.

Q: Will I have the opportunity to redeem my common shares?

A: Yes. While you should view your investment in our shares as a long-term investment with limited liquidity, we have adopted a redemption plan whereby, quarterly, shareholders may request that we redeem at least 25% or more of their shares. Pursuant to the anticipated program, during the first two(2) years following the record date of purchase of common shares, the Company may redeem shares with a per-share redemption price calculated based on to the lesser of $9.50 or the most current Net Asset Value (“NAV”). See “Share Redemptions.”

Q: Will I be charged upfront selling commissions?

A: No. Investors will not pay upfront selling commissions as part of the price per common share purchased in this offering. Additionally, there is no dealer manager fee or other service-related fees in connection with the offering and sale of our common shares through the Legacyhub Platform

Q: What fees and expenses will you pay to our Manager or any of its affiliates?

A: We will pay our Manager a quarterly asset management fee at an annualized rate of 2.00%, which will be based on our net offering proceeds (“Asset Under Management”) as of the end of each quarter. Our Manager has agreed to waive its quarterly asset management fee during the first 4 quarters after the date the offering statement is declared “qualified” by the SEC. With the quarter the offering is qualified will count as the starting quarter. Following the 4-quarter period, our Manager may continue, in its sole discretion, to waive its asset management fee, in whole or in part.

Q: Will you use leverage?

A: Yes, we intend to use leverage. Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 50-70% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. Please see “Our Business” for more details.

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Q: What will be the source of your distributions?

A: We plan to primarily pay distributions from the cash flow of our asset’s operations. From time to time, Our Manager may also distribute returns, including from the proceeds of this offering or the additional common shares sold to an affiliate of our Sponsor, interest or dividend income received from our investments , and we have no limit on the amounts we may pay from such sources. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments.  As a result, we expect that during the early stages of our operations, we may pay distributions from sources other than cash flows from operations.

Q: Are there any risks involved in buying our shares?

A: Investing in our common shares involves a high degree of risk.  If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment.  See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares

Q: How does a “best efforts” offering work?

A: When common shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common shares.  Neither our Sponsor, Manager, nor any other party has a firm commitment or obligation to purchase any of our common shares (other than our Sponsor and its affiliate’s commitment to purchase an aggregate of 10,000 common shares from us at $10.00 per share).

Q: How do I buy shares?

A: You may purchase our common shares in this offering by creating a new account, or logging into your existing account, at the Legacyhub Platform.  You will need to fill out a subscription agreement like the one attached to this offering circular as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q: Is there any minimum investment required?

A: Yes. You must initially purchase at least 250 common shares in this offering for individual or 2,500 common shares for an entity, which is $2,500/$25,000 based on the current per-share price. Minimum additional shares of increment of 10 are required after the initial minimum has been met.

Q: When will I get my detailed tax information?

A: Your Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

Q: Who can help answer my questions about the offering?

A: If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at investments@legacyhub.fund

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OUR STRUCTURE

The chart below shows the relationship among various Legacyhub Realty Corp. affiliates and our Company as of the date of this offering circular.

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RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our Management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company incorporated in June of 2020 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues. Thus potential investors have a high probability of losing their investment.

As a result of our start-up operations we;

(i)have generated no revenues; and

(ii)may accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition, and our ability to attract and maintain key Management.

We are significantly dependent on Our Sponsor. The loss or unavailability of its services would have an adverse effect on our business, operations, and prospects in that we may not be able to obtain new Management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of our Sponsor, LegacyHub Realty, Corp. It is highly unlikely for us to  replace our Sponsor at such an early stage of development of the Company. We plan to leverage our Sponsor’s experience and network in the real estate industry to implement our strategy, however we cannot guarantee our success. The loss by or unavailability of their services would have an adverse effect on our business, operations, and prospects, in that our inability to replace LegacyHub Realty, Corp. could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace LegacyHub Realty, Corp. should its services be discontinued. If we are unable to locate or employ personnel to replace LegacyHub Realty, Corp. we would be required to cease pursuing our business opportunity, which could result in a loss of your investment.

Our independent auditors have expressed in their report substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

You may not have the opportunity to evaluate our investments before we make them, which makes our investment more speculative.

You will be unable to evaluate the economic merit of our note investments before we invest in them and will be entirely relying on the ability of our Manager to select our investments. Furthermore, our Board of Directors (“The Board”) will oversee our Manager activities. Hence you will not have the opportunity to evaluate potential customers, tenants, managers, or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our Manager will have complete investment control over the Company and will, therefore, make all decisions of which shareholders will have no control.

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Under the supervision of our Board, Our Manager shall make certain decisions without input by the shareholders. Such decisions may pertain to employment decisions, including our Management’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

Investing in our shares is highly illiquid. You may never be able to sell or otherwise dispose of your shares.

Since there is no public trading market for our shares, you may never be able to liquidate your investment or otherwise dispose of your shares.

We do not own the Legacyhub name but were granted a license by our Sponsor to use the Legacyhub name. The use of the name by other parties or the termination of our license agreement may harm our business.

We have entered into a license agreement with our Sponsor effective upon the commencement of this offering, pursuant to which our Sponsor will grant us a non-exclusive, royalty-free license to use the name “Legacyhub.” Under this agreement, we will have a right to use the “Legacyhub” name as long as our Manager continues to manage us. Our Sponsor will retain the right to continue using the “Legacyhub” name. Our Sponsor is not precluded from licensing or transferring the ownership of the “Legacyhub” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our Sponsor or others related to the use of our name. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the “Legacyhub” name. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated, and otherwise harm our business.

Risks Related to the Real Estate Business in General

Our investments in commercial hospitality real assets will be subject to the risks typically associated with real estate.

Our equity investments in hospitality commercial real estate assets will generally be directly or indirectly paired with a secured loan with a lien on real property that, upon the occurrence of a default on the loan, could result in our ownership loss of the property. We will not know whether the values of the properties ultimately securing the loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Therefore, our investments will be subject to the risks typically associated with real estate.

The value of real estates may be adversely affected by a number of risks, including:

•Natural disasters (such as hurricanes, earthquakes, and floods);

•Acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•Adverse changes in national and local economic and real estate conditions;

•Pandemic situations such as, but not limited to, COVID-19 and Ebola outbreaks

•An oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•Changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

The value of each hospitality property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the occupancy rate, Average Daily Rate (“ADR”), space rentals or other income

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that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) may not reduce when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability to pay our loans, as well as on the value that we can realize from assets we own and manages.

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. The acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of Management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price or occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Hotel franchise or license requirements or the loss of a franchise license could adversely affect us.

We must comply with operating standards, terms, and conditions imposed by the franchisors of the hotel brands under which our hotels operate. Franchisors periodically inspect their licensed hotels to confirm adherence to their operating standards. The failure of a hotel to maintain standards could result in the loss or cancellation of a franchise license. With respect to operational standards, we rely on our hotel managers to conform to such standards. At times we may not be in compliance with such standards. Franchisors may also require us to make certain capital improvements to maintain the hotel in accordance with system standards, the cost of which can be substantial.

The loss of a franchise could have a material adverse effect on the operations and/or the underlying value of the affected hotel because of the loss of associated name recognition, marketing support, and centralized reservation systems provided by the franchisor.

Our investments are concentrated in particular segments of a single industry.

The majority of our investments will be franchise of hotel real estate assets. Our current strategy is predominantly to acquire midscale hotels, as well as when conditions are favorable to acquire first mortgages on hotel properties, invest in other mortgage-related instruments such as mezzanine loans to hotel owners and operators. Adverse conditions in the hotel industry, including overall market conditions such as the novel coronavirus (COVID-19), will have a material adverse effect on our operating and investment revenues and cash available for distribution to our shareholders.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties may be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase or maintain our occupancy rate on the basis of generating enough traffic to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

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If we purchase assets at a time when the commercial hospitality real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

Pre COVID -19, the commercial hospitality real estate market was experiencing a substantial influx of capital from investors worldwide, and the trend points in that direction post-COVID-19. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A commercial hospitality property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. We aim to target hospitality property within limited mile radius of the Centra Business District across the United States. However, our performance is linked to economic conditions in the regions where our properties will be located and in the market for commercial hospitality space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area, and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

This offering is a blind pool offering, and therefore, shareholders will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, in the acquisition of or investment in hospitality assets. However, because, as of the date of this offering, we have not identified the assets we expect to acquire and because our shareholders will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our shareholders’ investment may not generate returns comparable to our competitors.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised. Our properties may not be well-diversified, and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

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We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, which will compete with us in acquiring commercial hospitality properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for traffic. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built-in locations competitive with our properties, causing increased competition for commercial renters. In addition, our ability to charge premium rates to our nightly customer may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Shareholders ultimately may not like the location, lease terms or other relevant economic and financial data of any real properties, other assets or other companies that we may acquire in the future. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of Management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles.

The failure of our properties to generate positive cash flow or to appreciate in value would most likely preclude our shareholders from realizing a return on their share ownership.

There is no assurance that our real estate investments will appreciate or will be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length

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of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to a lockout provision that may materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial, and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 85% of the value of the assets of the Company at fair value. We intend to borrow as much as 80% of the value of our properties, but our average target rate is 65% or less. As of the date of this Offering, we do not own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risks Related to the Company

We have no prior operating history.

The company and the Managers are newly formed and have no operating history as of the date of this Offering Circular. While we have a plan for our future operations, there is no track record we can point to for investors to understand our prior performance.

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We have not yet identified the properties we intend to acquire.

The company has not yet acquired or definitively identified any assets for purchase. As a result, there is no information regarding the performance of particular assets that you can evaluate when determining whether to invest in the company, and investors will generally not have an opportunity to evaluate or to approve the company’s investments. You must rely solely on the Manger with respect to the selection, amount, character of investment and economic merits of each potential investment. As a result, we may use the net proceeds from this offering to invest in investments with which you may not agree and would not support if you were evaluating the investment directly. In addition, because the company may acquire investments over an extended period of time, the company will be subject to the risks of adverse changes in long-term interest rates and in the real estate market generally. Additionally, because the company may only make a limited number of investments, poor performance by one or two of the investments could adversely affect the total returns to you.

The company may not be able to locate suitable investments.

The company may be unable to find a sufficient number of attractive opportunities to meet its investment objectives. The company also may encounter substantial competition in seeking suitable investments for the company. In addition, the company may be delayed in making investments due to delays in completing the underwriting or due diligence processes.

We may not be able to diversify in the way contemplated by this Offering Circular.

While investment type, size, and risk diversification are an objective of the company, there is no assurance as to the degree of diversification that will actually be achieved in the company’s investments. If the company makes an investment in a single transaction with the intent of refinancing or selling a portion of the investment, there is a risk that the company will be unable to successfully complete such financing or sale. This could lead to increased risk as a result of the company having an unintended long- term investment and reduced diversification. If the company raises less capital than anticipated, the company will likely be less diversified than the Manager intends, which would increase the risk of an investment in the company.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions or redeem the Shares.

We do not contribute funds on a regular basis to a separate account, commonly known as a “sinking fund” (a sinking fund is a strategic way of paying distributions or redeem the shares at the end of the applicable non-withdrawal period). Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for distributions payments and payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory, and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations is not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/, or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your shares is mainly dependent on our Manager and Board of Director’s good faith determination. We will fulfill our obligations to our creditors first and any surplus can or may be distributed as shareholder’s dividend. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

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You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a shareholder.

Our Manager, under the supervision of the Board, determines our major policies, including our policies regarding financing, growth, and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the shareholders. Our Manager’s broad discretion in setting policies and our shareholders’ inability to exert control over those policies increases the uncertainty and risks you face as a shareholder. In addition, our Manager may change our investment objectives without seeking shareholder approval. The Board has fiduciary duties to our shareholders, therefore intends only to change our investment objectives when the board determines that a change is in the best shares of our shareholders. A change in our investment objectives could cause a decline in the value of your investment in our company.

Our ability to make distributions to our shareholders is subject to fluctuations in our financial performance, operating results, and capital improvement requirements.

Currently, our strategy includes paying a targeted return to investors under this Offering that would result in a return of approximately 9% annualized return on investment, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our shareholders. The timing and amount of distributions are the sole discretion of our Manager, who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash to fund distributions.

Investors will not receive the benefit of the regulations provided to real estate investment trusts.

We are not a real estate investment trust (REIT), hence we do not enjoy a broader range of permissible activities. We have been structured as a Corporation and will be treated as such for federal income tax purposes. On December 22, 2017, H.R. 1, known as the Tax Cuts and Jobs Act, or TCJA, was enacted. One of the major changes was the reduction of corporate tax from 35% to 21%. While we plan to take advantage of the new tax code, we might not be able to fully do so and may affect our distribution.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time, we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended. Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and shares in real estate.” To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on, and shares in real estate, and the remaining 45% must consist of other qualifying real estate-type shares. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

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If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

•restrictions on the nature of our investments; and

•restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•registration as an investment company;

•adoption of a specific form of corporate structure; and

•reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management, or compliance with laws.

Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest in may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, wildfires, sinkholes, and earthquakes. To the extent possible, the Manager may, but is not required, to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

Certain types of losses that may impact the security for the note could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, wildfires, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its notes.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties securing the notes may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

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Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Sponsor, and its affiliates.

Our Sponsor’s real estate and finance professionals acting as or part of our Manager’s team have to allocate their time among us, our Sponsor’s business and other programs and activities in which they are involved. Prevailing market rates are determined by our Manager based on industry standards and expectations of what our Manager would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations.

Some of the conflicts inherent in the Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Company, Manager, and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to shareholders and the value of our common shares.

Independent Representative

If our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by any existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager will appoint an independent representative (the “Independent Representative”) to protect the interests of the shareholders and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

We have agreed to limit remedies available to us and our shareholders for actions by our Manager that might otherwise constitute a breach of duty.

Our Manager maintains a contractual, as opposed to a fiduciary relationship, with our shareholders and us. Accordingly, our shareholders and we will only have recourse and be able to seek remedies against our Manager to the extent it breaches its obligations pursuant to our By-Laws. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that, without those limitations, might constitute breaches of duty, including fiduciary duties. By purchasing our shares, you will be treated as having consented to the provisions set forth in the By-Laws.

Federal Income Tax Risks

An investment in Shares involves material income and capital gain tax risks.

You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our shares. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

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You may not be able to benefit from any tax losses that are allocated to your shares.

Shares may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes the non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

We may be audited, which could subject you to additional tax, interest, and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs, and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each shareholder, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manager may choose to extend the statute of limitations as to all shareholders and, in certain circumstances, may bind the shareholders to a settlement with the Internal Revenue Service. Further, our Manager may cause us to elect to be treated as an electing large Company. If it does, we could take advantage of simplified flow-through reporting of Company items. Adjustments to Company items would continue to be determined at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Shareholders or to bear such adjustments at the Company level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident shareholders relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our shares.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial, and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a shareholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Shares.

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Our tax reporting may be late.

Although we will use reasonable efforts to deliver respective tax document to our investors by March 15th in the year following the end of each taxable year; however, there can be no assurance that we will be able to meet this deadline. Accordingly, you may be required to obtain one or more extensions for filing federal, state and local income tax returns each year.

DILUTION

Dilution means a reduction in value, control, or earnings of the shares an investor owns. Dilution is the amount by which the offering price paid by purchasers of common stock sold in this offering will exceed the pro forma net tangible book value per share of common stock after the offering.

As of the date of this Offering Circular, LegacyHub Capital, LLC owns 100% of our Class A voting shares.

Future Dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares of common stock or securities convertible into shares of common stock. In other words, when the company issues more securities, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding or separate offering round, a venture capital round, or angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

As we issue more shares, an investor could experience value dilution, with each share being worth less than before. As well as control dilution, with the total percentage of the company an investor owns being less than before, accordingly, any voting or other associated rights being a smaller percentage. There may also be earnings dilution, with a reduction in the amount earned per share. Earning dilution typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company.

The type of dilution that hurts early-stage investors most occurs when the company sells more shares or other equity securities in a down round, meaning an investment round at a lower valuation than in prior offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•In June 2019, Justin invests $20,000 in shares that represent 2% of a company, the value of said company is $1 million.  Justin’s stake is worth $20,000.

•In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Justin now owns only 1.3% of the company but his stake has increased - now worth $200,000.

•In June 2019, the company has run into serious problems and in order to continue operating raises $1 million at a much lower valuation then the prior round of $10 million. The new, lower valuation of the company is $2 million. This round of investment at the $2 million valuation is the down round. Justin now owns only 0.89% of the company and his stake is worth only $26,660.  Justin’s ownership equity has been diluted, and his equity’s valuation has been greatly reduced as a result of the down round.

This type of dilution might also happen upon conversion of debt instruments - such as convertible notes- into shares of the company. Typically, the terms of these debt instruments issued by early-stage companies provide that in the event of another round of financing, the holders of the debt instruments get to convert their notes into equity at a “discount” to the price paid by the new investors. In other words, the holders of the debt instruments get more shares than the new investors would for the same price. Additionally, some convertible notes have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Regardless, the holders of the debt

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instrument get more shares for their money than new investors. In the event that the financing is a down round - as described above -  the holders of the debt instruments will dilute existing equity holders, and even more than the new investors do because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes).

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

The shares are self-underwritten and are being offered and sold by the Company on a best efforts basis. No compensation will be paid to any principal, the Sponsor, or any affiliated company or party with respect to the sale of Class B common shares. This means that no compensation will be paid with respect to the sale of the interests to the Sponsor or its affiliate affiliated companies. We are relying on Rule 3(a)401 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they:

a)perform substantial duties at the end of the offering for the issuer;

b)are not broker dealers; and

c)do not participate in selling securities more than once every 12 months, except for any of the following activities:

i)preparing written communication, but no oral solicitation; or

ii)responding to inquiries provided that the content is contained in the applicable registration statement; or

iii)performing clerical work in effecting any transaction. Neither the Company, its Sponsor, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

The Company plans to use the network of real estate investors, which already has a pre-existing relationship to solicit investments. The Company, subject to Rule 255 of the ‘33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as Rule 251(d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied by or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search-based advertising, search engine optimization on the Legacyhub Platform. The Legacyhub Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

In order to subscribe to purchase our class B shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this offering circular as Appendix B, and wire funds (or ACH) for its subscription amount in accordance with the instructions provided therein.

Please note that the Company will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is in the process of being developed, through email, or by hard paper copy.

All of our communications, electronically or by physical mail, will be  compliant with Rule 255 and does not amount to a free writing prospectus. We will not orally solicit investors, and no sales will be made prior to this offering statement being declared qualified, and a final offering is available. In compliance with Rule 253(e) of Regulation A, the Sponsor shall revise this Offering Statement during the course of the Offering whenever material information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

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Stock Certificates

Ownership of the Offered Shares will be in the form of “book-entry,” meaning that ownership interests shall be recorded by our Manager, and kept only on the books. No physical certificates shall be issued, nor received, by our Manager or any other person. The Manager records and maintains securities of Company in book-entry form only. Book-entry form means the Manager maintains shares on an investor’s behalf without issuing or receiving physical certificates.

Escrow Account

Kingdom Trust, a South Dakota custodian corporation (“Escrow Agent”), will act as escrow agent for the Offering. Prior to the date, the SEC issues a qualification for the sale of the shares of common stock pursuant to this Offering Circular; the escrow agent shall establish a non-interest-bearing account (the “Escrow Account”). The Escrow Account shall be a segregated deposit account at the bank. The Escrow Account maintained by the escrow agent shall be terminated in whole or in part on the earliest to occur of:

(a)the first to occur of the

(i)the maximum offering amount being raised, or

(ii)18 months from the date of SEC qualification; or

(b)within fifteen (15) days from the date upon which a determination is made by the company to terminate the Offering.

The foregoing sentence describes the escrow period (the “Escrow Period.”) During the Escrow Period, the parties agree that (i) the Escrow Account and escrowed funds will be held for the benefit of investors, and that (ii) the Company is not entitled to any funds received into escrow, and that no amount deposited into the Escrow Account shall become the property of the Company or any other entity, or be subject to any debts, liens or encumbrances of any kind of any other entity until the Company has triggered the closing of such funds.

The Company will raise a minimum of $1,000,000 prior to funds being released to the Company. If the Company does not raise the Offering Amount within the offering period, all proceeds raised to that point will be promptly returned to subscribers, with interest, if any.

The escrow agent, shall process all escrowed amounts for collection through the banking system and shall maintain an accounting of each deposit posted to its ledger, which also sets forth, among other things, each investor’s name and address, the quantity of shares of common stock purchased, and the amount paid.

If any subscription agreement for the purchase of shares is rejected by the Company in its sole discretion, then the subscription agreement and the escrowed amounts for such investor shall be returned to the rejected investor without interest by the escrow agent within fifteen (15) business days from the date of rejection.

The Company shall pay certain itemized fees to Kingdom Trust, for its escrow services, including:

•Annual fee of $1,500

•A transaction out fee of $50

•Return check or wire fee of $50

•Special handling fee of $75

The Escrow agent, in no way endorses the merits of the offering of the securities.

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No public market

As of the date of this Offering, our Common Stock are not quoted on any stock exchange or quotation system.

Process of Subscribing

Upon qualification of this Offering by the SEC, prospective investors who have signed non-binding indications of interest will be given the opportunity to confirm that they would like to fully subscribe to our offering. Each prospective investor will receive an automated message from the Legacyhub.fund’s Manager indicating:

•that the offering is open for investment;

•they may convert their reservation into an investment;

•they may view the offering on our “Sign Up” page on Legacyhub.fund; and

If they are still interested in investing, they need to sign up and send funds on https://legacyhub.fund.

The information provided is fairly basic and points back to our Sign-Up page on https://Legacyhub.fund. The Sign Up page will have a link to the SEC HTML qualified version of our offering circular. In connection with executing the Subscription Agreement, the investor will specify whether they will purchase Shares via credit card (if this option is available and approved through Legacyhub.fund’s credit card processing provider), wire transfer or ACH transfer.

The Subscription Agreement can only be completed on www.Legacyhub.fund. The Subscription Agreement includes a representation by you to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence). The Subscription Agreement must be delivered to us, and you may transfer funds for the subscribed amount in accordance with the instructions stated in the Subscription Agreement.

Prospective investors who have not previously submitted a non-binding indication of interest on the Legacyhub.fund website may subscribe to purchase Shares through [Legacyhub.fund] by Signing Up to complete the Subscription Agreement. Once investors submit their subscription and payment, they shall not have the right to rescind their subscription until it has been accepted.

Subscriptions may be rejected by us in whole, or in part, prior to their acceptance, in our sole discretion, for among other reasons, our determination that an investor does not meet the investor suitability standards or the Know Your Customer (“KYC”) or Anti-Money Laundering (“AML”) standards, or our determination to close this Offering early. If an investor’s subscription is rejected, We shall, within three (3) days, send electronic notification of such rejection and shall return such investor’s funds. Such funds shall be returned within ten (10) business days for funds paid through ACH, within five (5) business days after the investor provides wire transfer instructions to Legacyhub.fund for funds tendered by wire transfer. Upon any rejection of a subscription, all funds received in connection with such a subscription will be promptly returned to such an investor without interest. Such refund will be paid in the same currency and in the same amount as paid by such investors.

If $1,000,000, the Minimum Offering is not raised by the date that is eighteen(18) months from the qualification of this offering with the Securities and Exchange Commission, all subscriptions will be refunded to subscribers without deduction or interest. After an investor executes a subscription agreement, upon a written request for such rescission, those funds will be revocable until the later of (a) the date on which we have raised at least the Minimum Offering where those funds have been committed for at least thirty days or (b) thirty days after the signing of the related subscription agreement (the “Closing Criteria”). For the avoidance of doubt, if the Closing Criteria have been reached for your investment, and the company has yet to hold a Closing on your funds, you will not be entitled to request the return of your funds; however, in the event of a liquidation or dissolution of the company should occur before the company has held a Closing covering your funds, you will be refunded your

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investment without interest or deduction. In the event that the Minimum Offering amount is not reached by such date or the offering is otherwise terminated (including due to liquidation and dissolution of the company), investor funds held in escrow will promptly be refunded to each investor in accordance with Rule 10b-9 under the Securities Exchange Act of 1934. If a subscription is rejected or if a recession is requested, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, confirmation of such acceptance will be sent to the subscriber. The escrow agent has not investigated the desirability or advisability of investment in the units nor approved, endorsed or passed upon the merits of purchasing the securities. The company has engaged Kingdom Trust as the escrow agent for the offering and to provide its integrated technology platform for processing investment transactions.

After the Offering Statement has been qualified by the Securities and Exchange Commission, we may accept the tender of funds for whole or fractional units before it is clear that the Minimum Offering amount sought will be raised. The funds tendered by potential investors will be held by the Escrow Agent and will be transferred to the company upon Closing or returned to the investors as discussed above if the Minimum Offering amount is not achieved. Each time the company accepts funds (either transferred from the Escrow Agent or directly from the investors) from investors that have met the Closing Criteria is defined as a “Closing,” and each date for which a Closing is declared is a “Closing Date”. Each Closing is only expected to last one day. The company will accept subscriptions from investors that have met the Closing Criteria on the Closing Date. However, investors that have met the Closing Criteria after the Closing Date will not be included in that Closing and will be part of the next available Closing, which the company expects to be as soon a practical but no later than 14 days after an investor has met the Closing Criteria. Following the first Closing for at least the Minimum Offering, we may close on investments on a “rolling” basis (so not all investors will receive their units on the same date). For the avoidance of doubt, the company will not directly receive subscribers' funds and complete any Closing until the Minimum Offering amount is met. Once the Closing Criteria has been met, investors will receive a notification regarding that their investment will be included in the next available Closing. Upon Closing, investors will receive a notification regarding their units and funds tendered by investors will be made available to the company. The escrow agreement can be found in Exhibit 8 to the Offering Statement, of which this Offering Circular is a part. The offering will terminate at the earlier of:

(1)the date at which the maximum offering amount of $50,000,000 has been sold,

(2)the date which is 18 months from this offering being qualified by the Securities and Commission, or

(3)the date at which the offering is earlier terminated by the company at its sole discretion.

Selling Restrictions

This offering is only available to a US “person.” A person is an individual, corporation, partnership, or association, a joint stock company, a trust, any unincorporated organization, or a government of political subdivision thereof.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales, and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of the company and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our shares, these materials will not give a complete understanding of this offering, us or our shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investor must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Common Shares.

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USE OF PROCEEDS TO ISSUER

The table below sets forth our estimated use of proceeds from this offering assuming we sell in this offering shares valued at

(i)$1,000,000, the minimum and

(ii)$50,000,000, the maximum offering amount.

The table below shows the estimated net proceeds we would receive from this offering, assuming the sale of 25%, 50%, 75%, and 100% of the Shares we are offering. There is no guarantee that we will be successful in selling any of the Shares we are offering.

We expect to use substantially all of the net proceeds from this offering to invest in the acquisition of hospitality real estate assets. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived), they will increase the cash available for investment and distribution and will directly impact our net profit and net loss. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates. Many of the amounts set forth in the table below represent our Sponsor’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in property for the purchase of Multifamily real estate and other select real estate-related assets which will directly impact our net profit and net loss.

	Minimum offering amount	25%	50%	75%	100%
Gross offering proceeds	$1,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Organization and offering expenses	$50,000	$500,000	$900,000	$1,200,000	$1,600,000
Net proceeds to the company	$950,000	$12,000,000	$24,100,000	$36,300,000	$48,400,000

(1)This is a “best efforts” offering. We will not start operations or draw down on investors’ funds and admit investors as shareholders until we have raised at least $1,000,000, the Minimum Offering, in this offering, and such funds have been committed for at least thirty days. After an investor executes a subscription agreement, those funds will be revocable for the next thirty days after which time such funds will be irrevocable and will remain in a subscription escrow account established for the offering. If we do not raise the Minimum Offering within 18 months, we will cancel the offering and release all investors from their commitments.

(2) Investors will not pay upfront selling commissions in connection with the purchase of our shares. See “Management Compensation” for a description of additional fees and expenses that we will pay ours for a description of additional fees and expenses that we will pay our Manager and its affiliate.

(3)Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of our company and the qualification of the offering, fees to set up the online platform, fees to foreign intermediaries, the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distribution costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, including expenses associated with marketing this offering and our residential spaces, charges of experts and fees, expenses and taxes related to the filing, registration, and qualification of the sale of shares under federal and

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state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution''.

We reserve the right to change the above use of proceeds if management believes it is in our best shares.

The allocation of the net proceeds of the offering set forth above represents our estimates based upon our current plans, assumptions we have made regarding the industry, general economic conditions and our future revenues (if any) and expenditures.

Investors are cautioned that expenditures may vary substantially from the estimates above. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds from this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

In the event that we do not raise the entire amount we are seeking, then we may attempt to raise additional funds through private offerings of our securities or by borrowing funds.

OUR BUSINESS

This discussion should be read in conjunction with the other sections of this Offering Circular, including "Risk Factors," "Use of Proceeds," and the Financial Statements attached and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Offering Circular.

Description of Business

The Company is a newly incorporated Delaware C-Corp formed to pool resources, invest in, and manage a diversified portfolio of hospitality real estate investments in urban infill locations in the path of growing business and leisure travelers. The majority of our asset classes will include hospitality investments, and short term stays properties within the United States.

Our Sponsor believes that our targeted Market tier and geographies have displayed strong performance and are expected to be well-positioned to see continued healthy rent growth moving forward. While we intend primarily to invest in the Mid-Scale hospitality properties and target geographies within the Tier II & III regions, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities. We may make our investments through wholly-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries.

Headquartered in Dallas, TX, our Sponsor is a vertically integrated organization with a deep focus on asset acquisitions and management with a clear mission: to democratize commercial real estate investing. Our Sponsor, through its wholly-owned subsidiaries, Legacyhub Capital, LLC, will co-invest with other investors, ensuring that our Sponsor is fully aligned with the interests of the subscribers/investors. With expertise ranging from fund and risk management to end to end property management experience, LegacyHub has both the in-house experience and the external relationships in the hospitality real estate market to take advantage of investment opportunities in mid-scale markets.

We are counting to offer up to $50,000,000 in our Class B shares, which represents the value of the shares available to be offered as of July 15, 2020, out of the rolling 18-month maximum offering amount of $50 million in our class B shares. The minimum investment in our common shares for initial purchase is 250 shares, or $2,500, based on the current $10.00 share price. The per-share purchase price for our common shares is currently $10.00 per share. The per-share purchase price in this offering will be adjusted at the beginning of each quarter period, or such other period as determined by our Manager in its sole discretion. But not less frequently than annually. Our Manager has initially determinate to adjust the per-share purchase price in this offering semi-annually, as of January 1st, April 1st, July 1st and October 1st of each year, or as soon as commercially reasonable, thereafter, and will equal the greater of

(i)$10.00 per share or

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(ii)the sum of our net asset value (“NAV”), divided by the number of our common shares outstanding as of the end of the prior semi-annual period (“NAV per share”).

Investors will pay the most recent officially announced purchase price as of the date of their subscription, although we do not intend to list our class B shares for trading on a stock exchange or other trading market.

By way of example, if an investor submits a subscription on May 22, such an investor will pay the greater of $10 or the per-share purchase price previously announced in April, not the per-share purchase price that would be expected to be announced at a later date in June. We intend to continue to distribute our shares primarily through the LegacyHub platform.

Investment objectives

Our primary investment objectives are:

•To pay attractive and consistent cash distributions;

•To grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term;

•To preserve, protect and return your capital contribution

•To realize growth in the value of our investments within our 5 - 15-year holding period

•Provide different investment opportunities -- Income, Balanced, and Growth options

oIncome -- Allows subscriber to receive cash dividends quarterly as announced by our Manage

oBalanced -- Allows subscriber to receive half of quarterly dividends announced by our Manager in cash and the other in class B shares

oGrowth -- Allows subscriber to receive class B shares equivalent to quarterly cash dividends as announced by our Manager

However, there is no assurance that our investment objectives will be met because of potential risks listed in “Risk Factors.”

Our Manager will revisit these objectives at least every six months.

The company may acquire an interest in Hospitality real estate in a variety of ways, including but not limited to:

• purchasing fee simple title to a property;

• purchasing a note (performing or non-performing) secured by a property through negotiated lender sales and/or auctions;

• purchasing a partnership or membership interest (including minority interests) in a special purpose entity that owns a property.

To the extent that the company acquires minority interests in special purpose entities, it will need to structure those acquisitions in such a way as to not trigger the definition of an investment company under the Investment Company Act of 1940.

It is contemplated that the company will use leverage (secured debt or short-term lines of credit) to acquire properties. The company will seek to keep the company’s overall portfolio leverage ratio to 65% or less. The foregoing targets exclude short term lines of credit. The primary focus of the company is income-generating hospitality properties. As of the date of this Offering Circular, the Manager, on behalf of the company, has not entered into binding agreements concerning the acquisition or financing of any properties.

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INVESTMENT POLICIES OF COMPANY

Our investment criteria

We primarily target hospitality assets:

•Within mid-scale market with 60 - 140 rooms valued within $2M -- $20M range

•Within a 25-mile radius of major downtown cities, universities, major airports, convention area, big corporate campuses and

•With Opportunities to establish a strong operational corporate culture

•With positive cash flow, an occupancy rate of more than 50%, and at least three (3) years’ operating record

Hospitality real estate properties are typically segmented in 5 different types of categories, such as Luxury, Upscale (Upper Upscale), Midscale (Upper Midscale), Economy, and Independent. These categories provide a shorthand way to describe the attributes of properties. These are not exact classifications, but generally, real estate assets within a category have similar characteristics.

The highest quality is Luxury; some characteristics include;

•Mostly resorts & spas.

•Mostly 4 & 5-star hotels

•Superior high quality not only in the rooms but additional facilities in the hotel like a sauna or a workout room

•Desirable location, professionally managed, Doorman-service, Concierge, or valet parking

•Full-Service Experience

Upscale (Upper Upscale) is the next highest asset category; some characteristics include:

•Mostly Full-service hotels

•Average night cost ranges between USD110 to USD145

•Limited transportation (airport shuttle).

•Typically located around the central business district (CDB)

Midscale (Upper Midscale) segments characteristics include:

•Rooms less than 150:

•Typically located a few miles outside the CBD

•Limited or No full service

•Mostly 2- & 3-star hotels

Economy class focus on cost while providing minimum required amenities

•offers basic amenities and limited breakfast.

•Average night cost ranges around less than USD65

Independent classes include:

•Bed and Breakfast

•Hostel

•Guesthouse

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Our primary focus is on Midscale hospitality assets categories. Even though our focus currently is in hospitality assets within the Midscale (Upper Midscale) markets, our Manager will evaluate our strategy at least once every six months. Our Manager may determine for a variety of reasons (including the lack of available assets) to refocus our policy, and we may look toward acquiring other types of real property.

We seek to create and maintain a portfolio of hospitality properties and other project investments that generate a low volatility income stream of attractive and consistent cash flow. We intend to achieve this primarily through investment in Midscale Franchise hotel properties. As lodging experience starts to take precedence over the building itself, we plan to leverage our operational experience and proptech tools (such as utility management tools, smart sensors for security, temperature management, and voice controls) to create an upscale experience. By providing such experience, we seek to increase the value and cash flow of our properties over time.

We feel the future market for hospitality properties provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our Shareholders.

Our Market

Real estate has been the cornerstone for generational wealth building for the last century, but non-accredited investors (90% of the population) have been unable to part in these opportunities for wealth growth due to regulatory thresholds implemented by the government. In 2012, then-President Barack Obama passed the JOBS Act, also known as the CROWDFUND Act, to amend the Securities Act of 1933 to permit the public sale of alternative securities to non-accredited investors.

Leveraging the opportunity with our understanding of the hospitality business, we believe the mid-scale market segment (including the upper mid-scale brands) has the best risk-return ratio less susceptible to the stock market fluctuations. These mid-scale segments comprise more than 60% of all available hotel doors located all over the United States, with a steady flow of both business and personal traffic. The top four (4) hotel franchisors, which account to more than 70% of all franchise hotels in the US, are Marriott International, Hilton, InterContinental Hotels Group (IHG), and Hyatt Hotels. According to HVS, a hospitality consulting firm based in Westbury New York, average national hotel occupancy is close to 66% by the year-end 2019, while the average nightly rate was $130. These numbers were projected to move upward 2020, but with the effect of COVID-19, these numbers are 20 - 25% down.

While hospitality real estate assets value might be depressed, sellers are holding on longer to their properties while renegotiating their financing. Our Manager as advise to keep understanding the market while the market understands the long-term effect of the pandemic.

We are encouraged by continued improvement in commercial real estate capital and credit markets, as well as the positive macroeconomic growth supporting the CRE industry pre-COVID-19. As we look ahead the next three years, Post COVID-19 ( or after the establishment of a/any coronavirus vaccine), we believe improving fundamentals, transactions, and commercial real estate lending activities will continue to strengthen in core United States metro markets. Further, the assistance provided by governmental support programs and commitments over the immediate future is expected to further support U.S. capital markets over the immediate future.

However, risks related to interest rate hikes and regulatory uncertainty could adversely affect growth and the values of our investments. In the event market fundamentals deteriorate, our real estate portfolio or the collateral security in any loan investment we make may be impaired as a result of lower occupancy, lower rental rates, and/or declining values. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of our Manager to acquire new loans or investments with attractive risk-reward dynamics

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Our competition

Our top competitors include investment platforms such as:

•Fundrise

•Crowd Street

•Diversify Fund

•RealtyMogul

•Equity Multiple

•Caliberco

•YieldStreet

•Origin Investments

Although we believe that we are well-positioned to compete effectively in each facet of our business, there is enormous competition in our market sector, and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Our Accomplishments

We are a new company hence, have not garnered any accomplishments.

Litigation

We are currently not involved in any legal proceedings.

Description of property

The Company does not own or require any material physical properties.

PLAN OF OPERATION

Overview

Legacyhub, Hospitality Fund I, Inc., was incorporated on June 1, 2020, in the state of Delaware. Our headquarters is located in the City of Dallas, in the State of Texas. We plan to diversify our portfolio by investment type within the Hospitality market, size, and risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors. Our Manager will manage our day-to-day operations and our portfolio of Hospitality real estate assets. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitation in our By-Laws and the direction and oversight of the Board of Directors. Our Sponsor will also provide asset management, marketing, investor relations, and other administrative services on our behalf. As of the date of this offering circular, we have not commenced operations, nor have we identified any investments in which there is a reasonable probability that we will invest.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations costs, resulting in an operating loss. During the period from inception through SEC qualification, we rely on our Sponsor to fund operations. As of the quarter ended in June 2020, we had $0 in cash. The funds raised in this offering will be primarily used to acquire hospitality real estate assets and set up the required regulatory and financial reporting process.

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We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 60-70% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. Our Manager may, from time to time, modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, other than during our initial period of operations, it is our policy to not borrow more than 75% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.

Results of Operation

From inception through the date of this Offering Circular, we have not generated any revenue. During this same period, our operating expenses were $0, consisting of $0 for research and development expenses, and $0 for general and administrative.

REDEMPTION PLAN

Our Manager have designed this redemption plan intending to provide investors with an initial period during which to decide whether a long-term investment in the company is appropriate for their portfolio. Apart from the illiquid nature of this investment, we believe that it is in the best interest of all shareholder. On a quarterly basis, a subscriber may have the opportunity to obtain liquidity in the event a shareholder needs it, by offering a discounted redemption price before year 2. The difference between the NAV per share and the discounted value would accrue to shareholders who have not requested redemption. Our Manager does not receive any economic benefit as a result of the discounted redemption price through year 2.

Pursuant to our redemption plan, a Shareholder may only:

(a)have one outstanding redemption request at any given time; and

(b)request that we redeem a minimum of 25% of its share per redemption request.

In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

Upon initial investment, after the minimum offering amount has been met, we have an up to 90 days delay period (“Delay Period”) to deploy capital after the minimum amount of the offering has been achieved. Hence our Introductory Period depends on the earliest time:

•When capital is deployed

•90 days

During the introductory period, following the settlement of the common shares subject to the redemption request, the per-Share redemption price will be equal to the purchase price of the shares being redeemed.

Post-Introductory Period, following the settlement of the shares subject to the redemption request, the per-share redemption price will be calculated based on a declining discount to the purchase price per share until November 18, 2020, and after that, to our most recently disclosed NAV per share at the time of the redemption request, and rounded down to the nearest cent (the repurchase price). For example, for requests made during the fiscal quarter January 1 through March 31, 2021, the declining discount will be applied to the NAV per share calculated as of the close of business on December 31, 2020, assuming no adjustments in that period and before giving effect to any share purchases or redemptions to be effected on December 31, 2020. In addition, the redemption plan is subject to certain aggregate liquidity limitations, which may vary depending on the underlying liquidity of the real estate assets held by us. During the Post-Introductory Period, the redemption price with respect

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to the shares that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been:

(i)paid with respect to such shares before the date of the redemption request or

(ii)declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date.

Holding Period from Date of Settlement Effective Redemption Price

Holding Period from Date of Settlement	Effective Redemption Price(1) (as a percentage of per share redemption price)
Less than 90 days (Introductory Period)	100% (2)(3)
90 days until 2 year	95% (4)
More than 2 year	100% (5)

(1)The Effective Redemption Price will be rounded down to the nearest $0.01.

(2)The per-Share redemption price during the Introductory Period is calculated based upon the purchase price of the shares, not the per-shares price in effect at the time of the redemption request

(3)The Effective Redemption Price during the Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such shares, the amount of which we are unable to calculate at this time.

(4)For shares held at least ninety (90) days but less than two(2) years, the Effective Redemption Price includes the fixed 5% discount to the per-share price for our common shares in effect at the time of the redemption request.

(5)For shares held at least two(2) years, the Effective Redemption Price does not include any discount to the per-share price for our common shares in effect at the time of the redemption request.

As shareholders must observe a minimum thirty (30) day waiting period following a redemption request before such request will be honored, whether a redemption request is deemed to be in the Introductory Period or the Post-Introductory Period will be determined as of the date the redemption request is made, not the date the redemption request is honored. Meaning, for example, if a redemption request is submitted during the Introductory Period, but honored after the Introductory Period, the effective redemption price will be determined using the Introductory Period methodology.

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The following is a brief comparison of our redemption plan during the Introductory Period (up to 90 days after acquiring the shares) and the Post-Introductory Period (90 days or more after acquiring the shares), which is qualified in its entirety by the disclosure contained herein.

SUMMARY OF REDEMPTION PLAN
	Introductory Period	Post-Introductory Period
Duration	Earliest between First 89 days after settlement and before capital is deployed.	90 days or more after the settlement or After capital is deployed
Redemption Price	100% of the purchase price less distributions paid and distributions declared and to be paid less third-party costs	95-100% of NAV (no reduction for distributions) less third-party costs
Timing to submit a request	At least 60 days before the effective redemption date (but in no event 90 or more days after first acquiring the shares)	At least 30 days before the effective redemption date
Last Date to Withdraw Request	Up to effective redemption date	Up to effective redemption date
Date of Redemption Payment	Within 3-5 business days of the effective redemption date	Within 3-5 business days of the effective redemption date
Frequency	Quarterly (after a minimum 60 day waiting period after the submission of the redemption request)	Quarterly (after a minimum 60 day the waiting period after the submission of the redemption request)
Minimum Amount of shares Redeemed Per Redemption Request	25% of their shares	None
Maximum Number of Shares Redeemed Per Redemption Request	10,000 shares or $50,000, whichever is less	10,000 shares or $50,000, whichever is less

Redemption of our shares will be made quarterly upon written request to us at least thirty (30) days prior to the effective redemption date; provided, however, written requests for shares to be redeemed during the Introductory Period must be delivered to our Manager before the end of such Introductory Period. Our Manager intends to provide notice of redemption by the end of the first month following the thirty (30th) day after the submission of the redemption request, with an effective redemption date no earlier than the thirtieth (30th) day following the submission of the redemption request, and expects to remit the redemption price within three (3) business days (but generally no more than five (5) business days) of the effective redemption date. Shareholders may withdraw their redemption requests at any time before the effective redemption date.

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MANAGEMENT’S COMPENSATION

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Organizational and Offering Stage
Fund Administration Fee - Sponsor

Our Sponsor has paid and will continue to pay offering expenses on our behalf in connection with the offering of our shares. We reimburse our Sponsor for future offering costs it may incur on our behalf from the day this offering is deemed “qualified” by the SEC.

We expect to incur an additional $50,000 in expenses in connection with raising the minimum amount for the offering.
Operational Stage
Asset Management Fee - Manager	We will pay our Manager a quarterly Fund Administration Fee equal to 2.0% per annum, which will be based on our offering proceeds (Asset Under Management).	Our Manager has agreed to a 0% fee for the first four (4) quarters from the day this offering is deemed “qualified” by the SEC.
Platform Administration Fee - Sponsor	We will pay our Sponsor a quarterly Platform Administration Fee equal to 3% - 4% per annum, which will be based on all the gross revenue from gross receipts of all the assets owned in this offering	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.
Operating Expenses - Manager	We will reimburse our Manager for out-of-pocket expenses paid in connection with providing services to us.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.
Property Management Fee	We will pay our Manager or its affiliates a monthly fee of up to 4% annualized on each gross revenue from the Hospitality assets held by us	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

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AUDITED FINANCIAL STATEMENTS

To the Board of Directors of

Legacyhub Hospitality Fund I, Inc.

Dallas, Texas

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statement

We have audited the accompanying balance sheet of Legacyhub Hospitality Fund I, Inc. (the “Company”) as of June 1, 2020 (inception) and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Legacyhub Hospitality Fund I, Inc. as of June 1, 2020 (inception), in accordance with accounting principles generally accepted in the United States of America.

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Emphasis of Matter Regarding Going Concern

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statement, the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statement does not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

August 6, 2020

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

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LEGACYHUB HOSPITALITY FUND I, INC

STATEMENT OF FINANCIAL CONDITION (AUDITED)

AS OF JUNE 30, 2020

ASSETS

Current Assets:
Cash and cash equivalents	$0.00
Total Current Assets	0.00

TOTAL ASSETS	$0.00

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities	$0.00

Stockholders' Equity:
Class A Voting Common Stock, $0.00001 par, 500,000 shares authorized, 10,000 shares issued and outstanding as of June 1, 2020 (inception)	0.00
Class B Non-Voting Common Stock, $0.00001 par, 10,000,000 shares authorized, zero shares issued and outstanding as of June 1, 2020 (inception)	0.00
Additional paid-in capital	0.00
Accumulated deficit	0.00
Total Stockholders' Equity	0.00

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$0.00

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements

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LEGACYHUB HOSPITALITY FUND I, INC. NOTES TO FINANCIAL STATEMENT As of June 1, 2020 (inception)

NOTE 1:  NATURE OF OPERATIONS

Legacyhub Hospitality Fund I, Inc. (the “Company”) was formed on June 1, 2020 as a Delaware corporation. The Company was organized primarily to originate, invest in, and manage a portfolio of commercial hospitality real estate assets. Substantially all the Company’s business will be externally managed by LegacyHub Partners, LLC (the “Investment Manager”), a Texas limited liability company.

As of June 1, 2020 (inception), the Company had not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses.  The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations or failing to operate the business profitably.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis for reporting.

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents.  The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).  The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques, and at least one significant model assumption or input is unobservable.

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LEGACYHUB HOSPITALITY FUND I, INC. NOTES TO FINANCIAL STATEMENT As of June 1, 2020 (inception)

The carrying amounts reported in the balance sheet approximate their fair value.

Organizational and Offering Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Organization and offering costs of the Company are initially being paid by LegacyHub Realty Corp. (the “Sponsor”) on behalf of the Company prior to the Company’s offering being qualified by the Securities and Exchange Commisison. These organization and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering. The Company will reimburse the Investment Manager, or its affiliates, as applicable, for any organization and offering costs paid by them on behalf of the Company on or after the qualification date, subject to a minimum offering raise, as described below.

After the Company has raised $1,000,000 in this Offering (including the $100,000 received or to be received from our sponsor commitment), beginning on the date that the Company starts its operations, it will start to reimburse the Investment Manager, without interest, for these organization and offering costs incurred both on and after that date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from the Offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Investment Manager has been reimbursed in full. The Company will not commence any significant operations until it has raised $1,000,000 in the offering.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances, and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may, in the future become subject to federal, state, and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

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LEGACYHUB HOSPITALITY FUND I, INC. NOTES TO FINANCIAL STATEMENT As of June 1, 2020 (inception)

NOTE 3:  GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that has not commenced planned principal operations, plans to incur significant costs in the pursuit of its capital financing plans, and has not generated any revenues as of June 1, 2020 (inception).  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results.  No assurance can be given that the Company will be successful in these efforts.  The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: STOCKHOLDERS’ EQUITY

The Company has authorized 500,000 shares of $0.00001 par value Class A Voting Common Stock and 10,000,000 shares of $0.00001 par value Class B Non-Voting Common Stock. 10,000 Class A Voting Common Stock has been issued at par value to Legacyhub Capital, LLC effective on the inception date. Class A Common Stock are only available to the Company’s sponsor and its affiliates.

Class A Common Stock are identical to Class B Common Stock other than with respect to voting rights, where holders of Class A Common Stock have voting rights and holders of Class B Common Stock have no voting rights.

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606).  This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC.  The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services.  In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016.  Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative-effect adjustment at the date of initial application.  We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including but not limited to a review of accounting policies, internal controls, and processes.  The Company adopted this new standard effective on its inception date.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842).  This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet.  The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years.  Early adoption is permitted.  The Company is continuing to evaluate the impact of this new standard on its financial reporting and disclosures

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying balance sheet. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

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LEGACYHUB HOSPITALITY FUND I, INC. NOTES TO FINANCIAL STATEMENT As of June 1, 2020 (inception)

NOTE 6:  SUBSEQUENT EVENTS

Economic Dependency

Under various agreements, the Company will engage Legacyhub Partners, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition, and disposition decisions, the sale of the Company’s common shares available for issuance, as well as other administrative responsibilities for the Company, including accounting services and investor relations. As a result, the Company will be dependent upon Legacyhub Partners, LLC, and its affiliates. If these companies are unable to provide the Company with the respective services, the Company would have to to find alternative providers of these services.

Related Party Arrangements - LegacyHub Partners, LLC

Subject to certain restrictions and limitations, the Investment Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Investment Manager and certain affiliates of the Investment Manager will receive fees and compensation in connection with the Company’s acquisition, management, and sale of the Company’s real estate investments.

The Company will pay the Investment Manager a quarterly asset management fee of one-fourth of 2.00%, which will be based on our net offering proceeds as of the end of each quarter. The Investment Manager has agreed to waive its quarterly asset management fee during the first 4 quarters after the date the offering statement is qualified by the Securites and Exchange Commission. Following the 4-quarter period, our Investment Manager may continue, in its sole discretion, to waive its asset management fee, in whole or in part. The Investment Manager will forfeit any portion of the asset management fee that is waived.

Investment Commitment

The Company intends to file an offering statement on Form 1-A with the SEC concerning an offering (the “Offering”) of up to $50,000,000 in Class B shares (“Common Shares”), for an initial price of $10.00 per share. On July 15, 2020, the Company received a commitment from LegacyHub Capital, LLC, a Texas LLC (the “Participant”), a wholly-owned subsidiary of LegacyHub Realty Corp (the “Sponsor”), to purchase 10,000 shares of Class B Common Stock for an aggregate purchase price of $100,000 due within 90 days that the offering statement is qualified by the Securities and Exchange Commission.

Management’s Evaluation

Management has evaluated all subsequent events through August 6, 2020, the date the financial statements were available to be issued.  There are no additional material events requiring disclosure or adjustment to the financial statements.

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HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

•Read this entire offering circular and any supplements accompanying this offering circular.

•Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Exhibit III.

•Electronically provide ACH instructions to us for the full purchase price of our common shares being subscribed for.

By executing the subscription agreement and paying the total purchase price for our common shares subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

The minimum offering amount is $1,000,000 and we may not accept subscriptions until such time as we have received subscriptions equaling the minimum offering amount. Prior to our achieving the minimum offering amount, subscribers may revoke their subscription by providing us with a written notice requesting such rescission, to be sent to the following address:

Legacyhub Hospitality Fund I, Inc

Attention: Investor Relations

539 W. Commerce St #2385

Dallas, TX 75208

Following the date on which the minimum offering amount has been achieved, subscriptions will be accepted or rejected within 30 days of receipt by us. We have until the date that is eighteen months after the date of this offering circular to achieve the minimum offering amount.

We will not draw funds from any subscriber until the date we achieve the minimum offering amount or the date your subscription is accepted, whichever is later. If we accept your subscription, we will email you a confirmation.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans, and 401(k) plans. In the case of investments through IRAs, Keogh plans, and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least 250 common shares in this offering for individuals and 2,500 for an entity, or $2,500/$25,000 based on the current per-share price. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $10 (or the then NAV of our common shares).

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

We are externally managed by LegacyHub Partners, LLC (Our “Manager”), which is a prospective Registered Investment Advisor (RIA) with the Commission and a wholly-owned subsidiary of our Sponsor. Registration with the Commission does not imply a certain level of skill or training.

NAME	POSITION	AGE	TERM OF OFFICE	APPROXIMATE HOURS PER WEEK FOR PART-TIME EMPLOYEES
Akinyemi Akintoye	Chief Executive Officer	35	June 1, 2020 - present
Jose Santa Maria	Board of Director - Member	75	June 1, 2020 - present

Executive Officers of our Sponsor/manager

As of the date of this offering circular, the executive officers of our Manager and their positions and offices are as follows:

Akinyemi Akintoye, Chief Executive Officer/ Board of Directors (35)

Akinyemi Akintoye is a Principal and the founding member of LegacyHub Realty Corp. (Our “Sponsor”). Prior to founding LegacyHub, Akinyemi spent the last year advising and building valuation analysis for individual investors and spent the last five (5) years building indoor and outdoor telecommunication networks for AT&T throughout the United States. Mr. Akinyemi graduated summa cum laude in master’s in Electrical Engineering from Texas A&M University and received his MBA from the prestigious Kellogg School of Management, Northwestern University. Mr. Akinyemi has FINRA Series 65 and Securities Industry Essentials (SIE) registrations.

Jose Santa Maria, Member - Board of Directors (75)

Jose Santa Maria is a silent investor of LegacyHub Realty Corp. Jose retired from the Pharr-San Juan-Alamo (PSJA) school district in 2007 after 37 years of service. For the last 15 years, Jose has been investing and leasing condo primarily in South Padre Island, a resort town off the southern coast of Texas. Jose graduated with an undergrad degree in Business Administration and a master’s in education both from the University of Texas-Pan American.

Investment Committee of our Manager

The investment committee of our Manager, mostly member of our board of directors, will assist our Manager in fulfilling its oversight responsibilities by

(1)considering and approving of each investment made by us,

(2)establishing our investment guidelines and overseeing our investments, and the investment activity of other accounts and funds held for our benefit and

(3)overseeing the investment activities of certain of our subsidiaries.

The investment committee will consist of at least three members, including our Sponsor’s Chief Executive Officer, an independent board member, and a third member chosen unanimously by the other two members of the investment committee, who will serve until such time as such investment committee member resigns or is replaced by our Manager, in its sole and absolute discretion. The initial Investment Committee will consist of Akintoye, Akinyemi, and Jose Santa Maria.

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Compensation of Directors and Executive Officers

NAME	CAPACITIES IN WHICH COMPENSATION WAS RECEIVED	CASH COMPENSATION ($)	OTHER COMPENSATION ($)	TOTAL COMPENSATION ($)
Akinyemi Akintoye	CEO / Board of Director - Member	$12,000 per annum	-	-
Jose Santa Maria	Board of Director - Member	$12,000 per annum	-	-

Compensation of our Board of Directors

Prior to the completion of the Reg A+, our Board of Directors (“Board”) will not be compensated. Afterward, we will compensate the Board for their activities and respective committee responsibilities. The compensation for The Board during a fiscal year shall be $12,000 per year per director, distributed quarterly. Akintoye, Akinyemi is the only member of the Board at the time of filling, and we are interviewing prospective candidates for the Independent Board position.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. Akinyemi Akintoye is serving as Our chief executive officer and will not be compensated. The executive officers of our Manager will serve to manage our day-to-day affairs, oversee the review, selection, and recommendation of investment opportunities, service acquired investments, and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Set forth below is information regarding the beneficial ownership of our Class A Common Stock, our only outstanding class of capital stock, as of August 3rd, 2020, by

(i)each person whom we know owned, beneficially, more than 10% of the outstanding shares of our Class A Common Stock, and

(ii)all the current officers and directors as a group.

We believe that, except as noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, the address for each beneficial owner listed on the table is- 539 W. Commerce St #2385 Dallas, TX 75208. The beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power concerning shares beneficially owned.

Title of class	Name of the beneficial owner	Number of Shares Beneficially Owned	Approximate Percent of All Shares
Class A Share	LegacyHub Capital, LLC (1)	10,000	100%

(1)LegacyHub Capital, LLC, is a Texas limited liability company wholly owned by Our Sponsor.

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 25, 2020.

LegacyHub Hospitality Fund I, Inc.

/s/ Akinyemi Akintoye

Akinyemi Akintoye, CEO of LegacyHub Realty, Corp.

The offering statement has been signed by the following persons in the capacities and on the dates indicated.

LegacyHub Hospitality Fund I, Inc.

/s/ Akinyemi Akintoye

Akinyemi Akintoye, CEO of LegacyHub Hospitality Fund I, Inc.

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PART III - EXHIBITS

Item 1. Index to Exhibits

Exhibit Number	Description
2.1	Articles of Incorporation
2.2	Bylaws
4.1	Subscription Agreement
6.1	Escrow Agreement
11.1	Consent of Auditor
12.1	Legal Opinion and Consent

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